UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD		20910
(Address of principal executive offices)		(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 24, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of United Therapeutics Corporation (the “Company”) amended the exercise price of the Share Tracking Awards (the “Awards”) granted under the Company’s Share Tracking Awards Plan (the “Plan”) to certain of the Company’s executive officers.

These Awards convey the right to receive an amount in cash equal to the Appreciation, which is defined as the positive difference between the exercise price (which equals the closing price of one share of the Company’s common stock on the date of grant) and the closing price of one share of the Company’s common stock on the date of exercise.

The exercise prices of the following Awards, which were originally granted on June 3 and September 15, 2008, respectively, were amended to equal $50.63 per Award, representing the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market, on November 24, 2008:  (1) 112,875 and 87,500 Awards to Dr. Roger Jeffs; (2) 80,625 and 62,500 Awards to Paul A. Mahon; and (3) 48,275 and 62,500 Awards to John M. Ferrari.

The Company originally issued these Awards under the Plan to link the interests of its executive officers to those of its shareholders, to provide the Company with the flexibility to motivate, attract and retain the services of the executive officers upon whom the Company’s success depends and to provide them with an additional incentive to achieve superior performance.  The Awards granted on June 3, 2008, were granted at an exercise price of $94.06 per Award, and the Awards granted on September 15, 2008, were granted at an exercise price of $109.64, both of which exercise prices are significantly higher than the current market price per share of the Company’s common stock.  These Awards are commonly referred to as being “underwater.” As a result, immediately prior to their amendment on November 24, 2008, these Awards had little or no value as incentives to retain and motivate the Company’s executive officers.

The amendment to the exercise price was intended to provide executive officers with the opportunity to hold Awards with a greater potential to increase in value over time, thereby creating long-term incentives for them to remain with the Company and contribute to the attainment of its business and financial objectives.

Item 7.01.  Regulation FD Disclosure

On November 24, 2008, the Committee also approved an exchange offer with respect to certain outstanding stock options that are underwater.  On November 26, 2008, the Company filed a Schedule TO with the Securities and Exchange Commission, which contains the terms and conditions of the exchange offer.  The Company is conducting the exchange offer to address the “underwater” status of these stock options for the same reasons described above in Item 5.02.

Item 8.01.  Other Events

On November 24, 2008, the Committee also amended other Awards originally made between June 3 and October 28, 2008, under the Plan to executive managers, senior managers and other employees.  A total of 1,357,207 Awards held by employees (in addition to the Awards described above in Item 5.02) were amended to have an exercise price of $50.63 per Award, representing the closing price of one share of the Company’s common stock, as reported on the NASDAQ Global Select Market, on November 24, 2008.

These amendments were intended to address the “underwater” status of these Awards for the same reasons described above in Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

(Registrant)

Dated: November 26, 2008	By:	/s/ PAUL A. MAHON
	Name:	Paul A. Mahon
	Title:	General Counsel